SCHUMACHER & ASSOCIATES, INC.
                         Certified Public Accountants
                12835 East Arapahoe Road, Tower II, Suite 110-B
                             Englewood, CO 80112
                   TEL (303) 792-2466    FAX (303) 792-2487


February 25, 1999


Securities and Exchange Commission
Washington, D.C. 20549

RE:  U.S. Trucking, Inc.
     Form 8-K

Dear Madam/Sir:

We agree with the representations made in "Item 4. Change in Registrant's Certifying Accountant."

If we can provide you any additional information please do not hesitate to let us know.


Sincerely,


/s/ Mick Schumacher

Mick Schumacher
President